Exhibit 3.25
AMENDED AND RESTATED
BYLAWS
OF
IDENTIX PUBLIC SECTOR, INC.
(a Virginia corporation)
ARTICLE I
OFFICES
     The principal office of the Corporation shall be located at 3975 Fair Ridge Drive, Fairfax, Virginia 22033, or such other place as the Board of Directors may designate.
     The Corporation may have such other offices, either within or outside the Commonwealth of Virginia, at such place or places as the Board of Directors may designate or the business of the Corporation may require from time to time.
ARTICLE II
SHAREHOLDERS
1. Annual Meeting
          A meeting of the shareholders shall be held annually for the election of directors and the transaction of other business on such date in each year as may be determined by the Board of Directors.
2. Special Meetings
          Special meetings of the shareholders may be called by the Chairman of the Board or President and shall be called by President or Secretary upon the written request of a majority of the entire Board of Directors or the holders of record representing twenty per cent (20%) of the issued and outstanding shares of the Corporation entitled to vote at the meeting requested to be called. Such request shall state the purpose or purposes of the proposed meeting. At such special meetings the only business that may be transacted is that relating to the purpose or purposes set forth in the notice thereof.
3. Place of Meetings: Chairman Shall Preside Over All Meetings
          Meetings of the shareholders shall be held at such place within or outside the Commonwealth of Virginia as may be fixed by the Board of Directors. If no place is so fixed, such meetings shall be held at the principal office of the Corporation.
          The Chairman of the Board of Directors shall preside at all meetings of the shareholders.
4. Notice of Meetings

          Notice of each meeting of the shareholders shall be given in writing and shall state the place, date and hour of the meeting and the purpose or purposes for which the meeting is called. Notice of a special meeting shall indicate that it is being issued by or at the direction of the person or persons calling or requesting the meeting.
          If, at any meeting, action is proposed to be taken which, if taken, would entitle objecting shareholders to receive payment for their shares, the notice shall include a statement of that purpose and to that effect.
          A copy of the notice of each meeting shall be given, personally or by first class mail, not less than ten nor more than fifty days before the date of the meeting, to each shareholder entitled to vote at such meeting. If mailed, such notice shall be deemed to have been given when deposited in the United States mail, with postage thereon prepaid, directed to the shareholder at such shareholder’s address as it appears on the record of the shareholders, or, if the shareholder shall have filed with the Secretary of the Corporation a written request that notices to the shareholder be mailed to some other address, then directed to the shareholder at such other address.
          When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken. At the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. However, if after the adjournment the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record on the new record date entitled to notice under this Section 4.
5. Waiver of Notice
          Notice of a meeting need not be given to any shareholder who submits a signed waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by such shareholder.
6. Inspectors of Election
          The Board of Directors, in advance of any shareholders’ meeting, may appoint one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not so appointed, the person presiding at a shareholders’ meeting may, and on the request of any shareholder entitled to vote thereat shall, appoint two inspectors. In case any person appointed fails to appear or act, the vacancy may be filled by appointment in advance of the meeting by the Board or at the meeting by the person presiding thereat. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of such inspector at such meeting with strict impartiality and according to the best of his or her ability.

          The inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote at the meeting, count and tabulate all votes, ballots or consents, determine the result thereof, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting, or of any shareholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, question or matter determined by them and shall execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts stated and of any vote certified by them.
7. List of Shareholders at Meetings
          A list of the shareholders as of the record date, certified by the Secretary or any Assistant Secretary or by a transfer agent, shall be produced at any meeting of the shareholders upon the request thereat or prior thereto of any shareholder. If the right to vote at any meeting is challenged, the inspectors of election, or the person presiding thereat, shall require such list of the shareholders to be produced as evidence of the right of the persons challenged to vote at such meeting, and all persons who appear from such list to be shareholders entitled to vote thereat may vote at such meeting.
8. Qualification of Voters
          Unless otherwise provided in the Articles of Incorporation, every shareholder of record shall be entitled at every meeting of the shareholders to one vote for every share standing in its name on the record of the shareholders.
          Shares standing in the name of another domestic or foreign corporation of any type or kind may be voted by such officer, agent or proxy as the bylaws of such corporation may provide, or, in the absence of such provision, as the board of directors of such corporation may determine.
          No shareholder shall sell his or her vote, or issue a proxy to vote, to any person for any sum of money or anything of value except as permitted by law.
9. Quorum of Shareholders
          The holders of a majority of the shares of the Corporation issued and outstanding and entitled to vote at any meeting of the shareholders shall constitute a quorum at such meeting for the transaction of any business, provided that when a specified item of business is required to be voted on by a class or series, voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum for the transaction of such specified item of business.
          When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholders.

          The shareholders who are present in person or by proxy and who are entitled to vote may, by a majority of votes cast, adjourn the meeting despite the absence of a quorum.
10. Proxies
          Every shareholder entitled to vote at a meeting of the shareholders, or to express consent or dissent without a meeting, may authorize another person or persons to act for the shareholder by proxy.
          Every proxy must be signed by the shareholder or its attorney. No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by law.
          The authority of the holder of a proxy to act shall not be revoked by the incompetence or death of the shareholder who executed the proxy, unless before the authority is exercised written notice of an adjudication of such incompetence or of such death is received by the Secretary or any Assistant Secretary.
11. Vote or Consent of Shareholders
          Directors, except as otherwise required by law, shall be elected by a plurality of the votes cast at a meeting of shareholders by the holders of shares entitled to vote in the election.
          Whenever any corporate action, other than the election of directors, is to be taken by vote of the shareholders, it shall, except as otherwise required by law, be authorized by a majority of the votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon.
          Whenever shareholders are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of all outstanding shares entitled to vote thereon. Written consent thus given by the holders of all outstanding shares entitled to vote shall have the same effect as an unanimous vote of shareholders.
12. Fixing The Record Date
          For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board of Directors may fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be less than ten nor more than fifty days before the date of such meeting, nor more than fifty days prior to any other action.

          When a determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date for the adjourned meeting.
ARTICLE III
BOARD OF DIRECTORS
1. Power of Board and Qualification of Directors
          All powers of the Corporation shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, its Board of Directors, except as may be otherwise provided by law or by the Corporation’s Articles of Incorporation.
2. Number of Directors
          The Board of Directors of the Corporation shall consist of between three and seven directors. Within such limits, the number of directors shall be determined by resolution of the Board of Directors.
3. Election and Term of Directors
          At each annual meeting of shareholders, directors shall be elected to hold office until the next annual meeting and until their successors have been elected and qualified or until their death, resignation or removal in the manner hereinafter provided.
4. Quorum of Directors and Action by the Board
          A majority of the entire Board of Directors shall constitute a quorum for the transaction of business, and, except where otherwise provided herein, the vote of a majority of the directors present at a meeting at the time of such vote, if a quorum is then present, shall be the act of the Board.
          Unless the Corporation’s Articles of Incorporation or Bylaws provide otherwise, the Board of Directors may permit any or all directors to participate in a regular or special meeting by, or conduct the meeting through the use of, telephonic communication or any other means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.
          Any action required or permitted to be taken by the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board or the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consent thereto by the members of the Board or committee shall be filed with the minutes of the proceedings of the Board or committee.
5. Meetings of the Board
          An annual meeting of the Board of Directors shall be held in each year directly after the annual meeting of shareholders. Regular meetings of the Board shall be held at such times as may be fixed by the Board. Special meetings of the Board may be held at any time upon the call of the Chairman of the Board, President, any two directors or the holder of 20% or more of the Corporation’s outstanding shares.
     The Chairman of the Board of Directors shall preside at all meetings of the Board of Directors.
          Meetings of the Board of Directors shall be held at such places as may be fixed by the Board for annual and regular meetings and in the notice of meeting for special meetings. If no place is so fixed, meetings of the Board shall be held at the principal office of the Corporation. Any one or more members of the Board of Directors may participate in meetings by means of a conference telephone or similar communications equipment.
          No notice need be given of annual or regular meetings of the Board of Directors. Notice of each special meeting of the Board shall be given to each director either by mail not later than noon, Virginia time, on the third day prior to the meeting or by telegram, written message or orally not later than noon, Virginia time, on the day prior to the meeting. Notices are deemed to have been properly given if given: by mail, when deposited in the United States mail; by telegram at the time of filing; or by messenger at the time of delivery. Notices by mail, telegram or messenger shall be sent to each director at the address designated by the director for that purpose, or, if none has been so designated, at the last known residence or business address of the director.
          Notice of a meeting of the Board of Directors need not be given to any director who submits a signed waiver of notice whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to any director.
          A notice, or waiver of notice, need not specify the purpose of any meeting of the Board of Directors.
          A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. Notice of any adjournment of a meeting to another time or place shall be given, in the manner described above, to the directors who were not present at the time of the adjournment and, unless such time and place are announced at the meeting, to the other directors.
6. Resignations

          Any director of the Corporation may resign at any time by giving written notice to the Board of Directors or to the President or to the Secretary of the Corporation. Such resignation shall take effect at the time specified therein; and unless otherwise specified therein the acceptance of such resignation shall not be necessary to make it effective.
7. Removal of Directors
          Any or all of the directors may be removed with or without cause by majority vote of the shareholders.
8. Newly Created Directorships and Vacancies
          Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the Board of Directors for any reason except the removal of directors by shareholders may be filled by vote of a majority of the directors then in office, although less than a quorum exists. Vacancies occurring as a result of the removal of directors by shareholders shall be filled by the shareholder. A director elected to fill a vacancy shall be elected to hold office for the unexpired term of his or her predecessor.
9. Executive and Other Committees of Directors
          The Board of Directors, by resolution adopted by a majority of the entire Board, may designate from among its members an executive committee and other committees each consisting of three or more directors and each of which, to the extent provided in the resolution, shall have all the authority of the Board, except that no such committee shall have authority as to the following matters: (a) the submission to shareholders of any action that needs shareholders’ approval; (b) the filling of vacancies in the Board or in any committee; (c) the fixing of compensation of the directors for serving on the Board or on any committee; (d) the amendment or repeal of the bylaws, or the adoption of new bylaws; (e) the amendment or repeal of any resolution of the Board which, by its term, shall not be so amendable or repealable; or (f) the removal or indemnification of directors.
          The Board of Directors may designate one or more directors as alternate members of any such committee, who may replace any absent member or members at any meeting of such committee.
          Unless a greater proportion is required by the resolution designating a committee, a majority of the entire authorized number of members of such committee shall constitute a quorum for the transaction of business, and the vote of a majority of the members present at a meeting at the time of such vote, if a quorum is then present, shall be the act of such committee.
          Each such committee shall serve at the pleasure of the Board of Directors.
10. Compensation of Directors

          The Board of Directors shall have authority to fix the compensation, if any, of directors for services in any capacity.
11. Interest of Directors in a Transaction
          Unless shown to be unfair and unreasonable as to the Corporation, no contract or other transaction between the Corporation and one or more of its directors, or between the Corporation and any other corporation, firm, association or other entity in which one or more of the directors are directors or officers, or are financially interested, shall be either void or voidable, irrespective of whether such interested director or directors are present at a meeting of the Board of Directors, or of a committee thereof, which authorizes such contract or transaction and irrespective of whether his, her or their votes are counted for such purpose. In the absence of fraud any such contract and transaction conclusively may be authorized or approved as fair and reasonable by: (a) the Board of Directors or a duly empowered committee thereof, by a vote sufficient for such purpose without counting the vote or votes of such interested director or directors (although such interested director or directors may be counted in determining the presence of a quorum at the meeting which authorizes such contract or transaction), if the fact of such common directorship, officership or financial interest is disclosed or known to the Board or committee, as the case may be; or (b) the shareholders entitled to vote for the election of directors, if such common directorship, officership or financial interest is disclosed or known to such shareholders.
          Notwithstanding the foregoing, no loan, except advances in connection with indemnification, shall be made by the Corporation to any director unless it is authorized by vote of the shareholders without counting any shares of the director who would be the borrower or unless the director who would be the borrower is the sole shareholder of the Corporation.
ARTICLE IV
OFFICERS
1. Election of Officers
          The Board of Directors, as soon as may be practicable after the annual election of directors, shall elect a Secretary and a Treasurer, and from time to time may elect or appoint such other officers as it may determine. Any two or more offices may be held by the same person, except that the same person may not hold the offices of President (if any) and Secretary unless the person is the sole shareholder of the Corporation and holding of said offices of President and Secretary by such person is permitted under applicable law. The Board of Directors may also elect one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers. All officers shall serve at the discretion of the Board of Directors.
2. Other Officers
          The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

3. Compensation
          The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors.
4. Term of Office and Removal
          Each officer shall hold office for the term for which such officer is elected or appointed, and until a successor has been elected or appointed and qualified. Unless otherwise provided in the resolution of the Board of Directors electing or appointing an officer, the term of office shall extend to and expire at the meeting of the Board following the next annual meeting of shareholders. Any officer may be removed by the Board with or without cause, at any time. Removal of an officer without cause shall be without prejudice to the officer’s contract rights, if any, and the election or appointment of an officer shall not of itself create contract rights.
5. President
          If a President is appointed by the Board of Directors, the President shall be the principal executive officer of the Corporation, shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect.
          The President shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.
6. Vice Presidents
          The Vice Presidents, in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their election, during the absence or disability of or refusal to act by the President, if any, shall perform the duties and exercise the powers as the Board of Directors shall prescribe.
7. Secretary and Assistant Secretaries
          The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose, and shall perform like duties for the standing committees when required. The Secretary shall give or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision the Secretary shall be. The Secretary shall have custody of the corporate seal of the Corporation and the Secretary, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the Secretary’s signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by such officer’s signature.
          The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order designated by the Board of Directors, or in the absence of such designation then in the order of their election, in the absence of the Secretary or in the event of the Secretary’s inability or refusal to act, shall perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.
8. Treasurer and Assistant Treasurers
          The Treasurer shall have the custody of the corporate funds and securities; shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation; and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.
          The Treasurer shall disburse the funds as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation.
          If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of Treasurer, and for the restoration to the Corporation, in the case of the Treasurer’s death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the possession or under the control of the Treasurer belonging to the Corporation.
          The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order designated by the Board of Directors, or in the absence of such designation, then in the order of their election, in the absence of the Treasurer or in the event of the Treasurer’s inability or refusal to act, shall perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.
9. Books and Records
          The Corporation shall keep: (a) correct and complete books and records of account; (b) minutes of the proceedings of the shareholders, Board of Directors and any committees of directors; and (c) a current list of the directors and officers and their residence addresses. The Corporation shall also keep at its office in the Commonwealth of Virginia or at the office of its transfer agent or registrar in the Commonwealth of Virginia, if any, a record containing the names and addresses of all shareholders, the number and class of shares held by each and the dates when they respectively became the owners of record thereof.
          The Board of Directors may determine whether and to what extent and at what times and places and under what conditions and regulations any accounts, books, records or other documents of the Corporation shall be open to inspection, and no creditor, security holder or other person shall have any right to inspect any accounts, books, records or other documents of the Corporation except as conferred by statute or as so authorized by the Board.
10. Checks, Notes, etc.
          All checks and drafts on, and withdrawals from the Corporation’s accounts with banks or other financial institutions, and all bills of exchange, notes and other instruments for the payment of money, drawn, made, endorsed, or accepted by the Corporation, shall be signed on its behalf by the person or persons thereunto authorized by, or pursuant to resolution of, the Board of Directors.
ARTICLE V
CERTIFICATES AND TRANSFERS OF SHARES
1. Forms of Share Certificates
          The share of the Corporation shall be represented by certificates, in such forms as the Board of Directors may prescribe, signed by the President or a Vice President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer. The shares may be sealed with the seal of the Corporation or a facsimile thereof. The signatures of the officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation or its employee. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if such officer were in office at the date of issue.
          Each certificate representing shares issued by the Corporation shall set forth upon the face or back of the certificate, or shall state that the Corporation will furnish to any shareholder upon request and without charge, a full statement of the designation, relative rights, preferences and limitations of the shares of each class of shares, if more than one, authorized to be issued and the designation, relative rights, preferences and limitations of each series of any class of preferred shares authorized to be issued so far as the same have been fixed, and the authority of the Board of Directors to designate and fix the relative rights, preferences and limitations of other series.
          Each certificate representing shares shall state upon the face thereof: (a) that the Corporation is formed under the laws of the Commonwealth of Virginia; (b) the name of the person or persons to whom issued; and (c) the number and class of shares, and the designation of the series, if any, which such certificate represents.

2. Transfers of Shares
          Shares of the Corporation shall be transferable on the record of shareholders upon presentment to the Corporation of a transfer agent of a certificate or certificates representing the shares requested to be transferred, with proper endorsement on the certificate or on a separate accompanying document, together with such evidence of the payment of transfer taxes and compliance with other provisions of law as the Corporation or its transfer agent may require.
3. Lost, Stolen or Destroyed Share Certificates
          No certificate for shares of the Corporation shall be issued in place of any certificate alleged to have been lost, destroyed or wrongfully taken, except, if and to the extent required by the Board of Directors upon: (a) production of evidence of loss, destruction or wrongful taking; (b) delivery of a bond indemnifying the Corporation and its agents against any claim that may be made against it or them on account of the alleged loss, destruction or wrongful taking of the replaced certificate or the issuance of the new certificate; (c) payment of the expenses of the Corporation and its agents incurred in connection with the issuance of the new certificate; and (d) compliance with other such reasonable requirements as may be imposed.
ARTICLE VI
OTHER MATTERS
1. Corporate Seal
          The Board of Directors may adopt a corporate seal, alter such seal at pleasure, and authorize it to be used by causing it or a facsimile to be affixed or impressed or reproduced in any other manner.
2. Fiscal Year
          The fiscal year of the Corporation shall be the determined by the Board of Directors.
3. Amendments
          Bylaws of the Corporation may be adopted, amended or repealed by the Board of Directors or by vote of the holders of the shares at the time entitled to vote in the election of any directors.
          If any bylaw regulating an impending election of directors is adopted, amended or repealed by the Board of Directors, there shall be set forth in the notice of the next meeting of shareholders for the election of directors the bylaw so adopted, amended or repealed, together with a concise statement of the changes made.

Amendment to
By-Laws of
ANADAC, Inc.
Article III — Board of Directors
Section 1. Add the following: The Chairman of the Board will be determined by the Directors.
Section 3. Change to read as follows: Special Meetings of the Board of Directors may be called by or at the request of the Chairman or any director.
Article IV — Officers
Section 5. Change second sentence to read as follows: He shall, when present, preside at all meetings of the shareholders.

As adopted by the Board of Directors
effective June 27, 1988
BY-LAWS
OF
ANADAC, INC.
(a Virginia Corporation)
ARTICLE I — OFFICES.
     Section 1. Principal Office. The principals office of the Corporation shall be located at Crystal Square 3, Suite 300, 1735 Jefferson-Davis Highway, Arlington, Virginia 22202-4177, or at such other place as the Board of Directors may designate.
     Section 2. Other Offices. The Corporation may have such other offices, either within or outside the Commonwealth of Virginia, at such place or places as the Board of Directors may designate or the business of the Corporation may require from time to time.
ARTICLE II — SHAREHOLDERS.
     Section 1. Annual Meetings. The annual meeting of shareholders shall be held on the last Friday in the month in which the Corporation’s fiscal year ends, if not a legal holiday, or if a legal holiday, then on the next business day following, at 10:00 a.m. (local time at the place of such meeting), or at such other date and time as shall be designated by the Board of Directors. The purpose of the annual meeting of shareholders shall be to elect Directors and to transact such other business as may properly come before the meeting.
     Section 2. Special Meetings. Special meetings of the shareholders may be called by the Chairman of the Board of Directors or the President, and shall be called by the President or the Secretary at the request in writing of a majority of the entire Board of Directors or of shareholders owning shares representing per centum (20%) of the votes of all issued and outstanding shares of the Corporation. Business transacted at any special meeting of shareholders shall be limited to the purpose or purposes stated in the notice of the meeting.
     Section 3. Place of Meetings. Annual meetings of the shareholders shall be held at such place within or without the Commonwealth of Virginia as shall be designated by the Board of Directors and stated in the notice of such meeting. Special meetings shall be held at such place within the Commonwealth of Virginia as shall be. designated by the person or persons who call the meeting.
     Section 4. Notices. A written notice of each meeting of shareholders, stating the place, date and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given by or at the direction of the President or Secretary of the

Corporation (or, if they fail or refuse to give such notice, by the person or persons calling the meeting), to each shareholder entitled to vote at the meeting and each other person entitled to notice, either personally or by mail, not less than ten (10) nor more than sixty (60) days before the date of the meeting (unless a different time is required by law).
     Section 5. Record Date. In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of shares of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than seventy (70) days before the date of such meeting or other action. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting, which it shall do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting. If no record date is fixed: (a) the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day preceding the day on which notice is given, or, if notice is waived, at the close of business on the day preceding the day on which the meeting is held; and (b) the record date for determining shareholders for any other purpose shall be at the close of business on the day preceding the day on which the Board of Directors adopts the resolution relating thereto.
     Section 6. Voting Lists. The Secretary shall assure that the officer or agent having charge of the share transfer ledger of the Corporation makes, or causes to be made, at least ten days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, showing the address and the number of shares registered in the name of each shareholder. For a period of ten (10) days prior to the meeting, such list shall be kept on file at the principal office of the Corporation or at the office of its transfer agent or registrar and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder of the meeting for the purposes thereof. The original share transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

     Section 7. Quorum. The holders of issued and outstanding shares of the Corporation representing a majority of the votes entitled to vote, present in person or represented by proxy at any meeting, shall constitute a quorum of the shareholders, except as otherwise provided by law or by the Corporation’s Articles of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or presented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement of the time and place of the adjourned meeting at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be so present or represented any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder entitled to vote at the meeting and each person entitled to notice thereof.
     Section 8. Manner of Acting. If a quorum exists, the affirmative vote of shares representing a majority of the votes of shareholders entitled to vote, present in person or , represented by proxy at any meeting, shall be the act of the shareholders or any separate voting group, unless a greater number of votes or voting by classes is required by law or the Corporation’s Articles of Incorporation, and except that in elections of directors those receiving the greatest numbers of votes shall be deemed elected even though not receiving a majority of votes. Less than a quorum may adjourn the meeting as provided in Article II, Section 7 above.
     Section 9. Proxies. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the Corporation or other officer or agent authorized to tabulate votes, before or at the time of the meeting.
ARTICLE III — BOARD OF DIRECTORS.
     Section 1. Powers. All powers of the Corporation shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, its Board of Directors, except as may be otherwise provided by law or by the Corporation’s Articles of Incorporation.
     Section 2. Number. The Board of Directors of the Corporation shall consist of between three and nine directors. Within such limits, the number of directors shall be determined by resolution of the Board of Directors.
     Section 3. Election, Term of Office and Tenure. Each director shall be elected at the annual meeting of shareholders for a term of three years, except as provided in the Corporation’s Articles of Incorporation, by the Board of Directors acting pursuant to such Articles of Incorporation, or in Sections 4 and 5 and 6 of this Article. Each director shall hold office until his successor is duly elected and qualified or until his earlier death, resignation or removal by action of the shareholders, which action shall only be taken by for cause. No individual shall be named or elected as a director without his prior consent.
     Section 4. Vacancies. Any vacancy on the Board of Directors (including vacancies arising from the removal of any director) and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any director so elected shall hold office for the remaining portion of the term of the director leaving office, if any, or for such term as the Board of Directors shall designate, but in all cases only until the next meeting of shareholders at which a successor director is properly elected and qualified, or until his earlier death, resignation or removal.
     Section 5. Resignations. When one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the Board including those directors who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this Article for the filling of other vacancies.
     Section 6. Regular Meetings. A regular meeting of the Board of Directors shall be held, without other notice than this Bylaw, immediately after and at the same place as the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.
     Section 7. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, the President, any two or more directors in writing, or by holders of 20% or more of ANADAC’s outstanding shares. The person or persons authorized to call special meetings of the Board of Directors may fix the place for holding any special meeting of the Board of Directors called by them, provided that such place shall be within the Commonwealth of Virginia unless the Chairman of the Board designates another place. Special meetings shall occur only when, in the judgment of the persons calling the meeting, urgency compels a special meeting.
     Section 8. Notice. Notice of any special meeting, which need not state the purpose or every purpose thereof, shall be given to each director not less than twenty-four (24) hours before the meeting, by mail, telephone or telegraph. Any director may waive notice of any meeting before or after the date and time stated in the notice, and a director’s attendance at or participation in a meeting shall constitute a waiver of any required notice to him of such meeting, unless the director at the beginning of the meeting or promptly upon his arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.
     Section 9. Quorum and Manner of Acting. A majority of the number of directors in office immediately before any meeting of the Board of Directors begins shall constitute a quorum for the transaction of business at the meeting, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice. The act of the majority of the. directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless otherwise required by law or by the Corporation’s Articles of Incorporation.
     Section 10. Written Consents. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

     Section 11. Compensation. The Board of Directors may fix the compensation of directors, and may authorize reimbursement of expenses incurred by directors in attending each meeting of the Board of Directors.
ARTICLE IV — OFFICERS.
     Section 1. Officers. The officers of the Corporation shall be a Chairman of the Board, President, Secretary and Treasurer. The Corporation may also have a Chief Executive Officer, Chief Operating Officer and Chief Financial Officer, as deemed necessary by the Board of Directors, on a case-by-case basis, depending on corporate growth, the complexity of operations, and the need to align management responsibilities. Also, the Corporation may have, at the discretion of the Board of Directors, one or more Vice Presidents, Assistant Secretaries, and Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article IV. One person may hold two or more offices, except that the President may not hold the office of Secretary. Each year the newly elected Board of Directors will specify at their initial meeting the officer positions to be filled by the annual election of officers as provided in Section 2. Officer positions established by the Board of Directors after such initial meeting shall be filled as provided in Section 5.

     Section 2. Election. The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Sections 3 or 5 of this Article V, shall be elected at the regular meeting of the Board of Directors held after the annual meeting of shareholders, by the newly-elected Board of Directors, and each shall hold his office for the term prescribed by the Board of Directors and until his successor is elected and qualified or until his earlier death, resignation or removal.
     Section 3. Subordinate Officers, Etc. The Board of Directors may appoint such other officers as the business of the Corporation may require, each of whom shall hold office for such term, have such authority and perform such duties as are provided in these By-Laws or as the Board of Directors may from time to time determine.
     Section 4. Removal and Resignation. Any officer may be removed, either with or without cause, by action of the Board of Directors at any regular or special meeting of the Board of Directors, or, except in the case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors.
     Any officer may resign at any time by giving written notice to the Board of Directors, or the the President or Secretary of the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
     Section 5. Vacancies. A vacancy in any office because of death, resignation, removal, or any other cause shall, except as otherwise provided in these By-laws, be filled by the Board of Directors, and the newly elected officer shall hold his office for the term prescribed by the Board and until his successor is elected and qualified or until his earlier death, resignation or removal.
     Section 6. Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Board of Directors and at all meetings of shareholders, and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.
     Section 7. President. The President shall be the Chief Executive Officer of the Corporation, shall generally and actively oversee management of the business of the Corporation, and shall use reasonable efforts to see that all directives, orders and resolutions of the Board of Directors are carried into effect. He shall have the authority to execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. The President shall perform all of the duties of the

Chairman of the Board in the event of the Chairman of the Board’s absence or inability or refusal to act, and when so acting shall have all the powers of the Chairman of the Board. The President shall have such other powers and perform such other duties as from time to time may be prescribed by the Chairman of the Board, the Board of Directors or these By-Laws.
     Section 8. Vice President. The Vice President, or if there be more than one, the Vice Presidents in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), in the absence of the President or in the event of his inability or refusal to act, shall perform the duties and exercise the powers of the President and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.
     Section 9. Secretary and Assistant Secretaries. The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and shall record all the proceedings of such meetings in a book to be kept for that purpose, and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties and have such other powers as may from time to time be prescribed by the Board of Directors or the Chairman of the Board, under whose supervision he shall

be. He shall have custody of the corporate seal of the corporation; he, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it; and when so affixed, it may be attested by his signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.
     The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.
     Section 10. Treasurer and Assistant Treasurers. The Treasurer shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books, belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be directed by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the

President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires or requests, an account of all his transactions as Treasurer and of the financial condition of the Corporation.
     If required by the Board of Directors, he shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.
     The Assistant Treasurer, or if there be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.
     Section 11. Salaries of Officers and Agents. The salaries of the officers and agents of the Corporation shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salaries by reason of the fact that he is or was a director of the Corporation.
ARTICLE V — COMMITTEES OF DIRECTORS.
     The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of two or more directors and each committee to act in accordance with applicable law.
ARTICLE VI — STOCK CERTIFICATES.
     Section 1. Form and Content. Every holder of stock on the Corporation shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman of the Board, or the President or a Vice-President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation. Any or all of the signatures on the certificate may be a facsimile if the certificate is countersigned by a transfer agent, or registered by a registrar. Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.
     Section 2. Transfer of Shares. Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and to surrender for cancellation the certificate for each share. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.
ARTICLE VII — ACCOUNTING YEAR.
     The accounting year of the Corporation shall be determined by the Board of Directors.

ARTICLE VIII — DIVIDENDS.
     The Board of Directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.
ARTICLE X — SEAL.
     The Corporation shall have a corporate seal which shall have inscribed thereon the name of the Corporation, the year of its incorporation and the words “Corporate Seal, Delaware,” and may use the same by causing it or a facsimile thereof be impressed or affixed or in any other manner reproduced upon any paper or document.
ARTICLE XI — CONTRACTS, LOANS, CHECKS AND DEPOSITS.
     Section 1. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.
     Section 2. Loans. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

     Section 3. Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notices or other evidence of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.
     Section 4. Deposits. All funds of the Corporation not otherwise employed may be deposited from time to time to the credit of the corporation in such banks, trust companies, savings and loan associations, or other depositories as the Board of Directors may select.
ARTICLE XII — INDEMNIFICATION.
     The Corporation shall indemnify all officers and directors of the Corporation in accordance with applicable provisions of law and the Corporation’s Articles of Incorporation.
ARTICLE XIII — AMENDMENT OF BY-LAWS.
     These By-Laws may be altered, amended, or added to by the shareholders of the corporation, or by the Board of Directors at a meeting of the Board of Directors called for that purpose and the notice for which meeting sets forth the amendments being proposed.

Amendment to
By-Laws of
ANADAC, Inc.
Article III — Board of Directors
Section 1. Add the following: The Chairman of the Board will be determined by the Directors.
Section 3. Change to read as follows: Special Meetings of the Board of Directors may be called by or at the request of the Chairman or any director.
Article IV — Officers
Section 5. Change second sentence to read as follows: He shall, when present, preside at all meetings of the shareholders.

ANADAC, INC.
Consent in Writing of All Shareholders
in Lieu of Special Meeting of Directors
     The undersigned, being all of the Directors of ANADAC, Inc., pursuant to paragraph 13.1-41.1 of the Code of Virginia, hereby consent in writing to the following action as and for the action of the Board of Directors in lieu of a special meeting thereof:
     RESOLVED: that the Board of Directors hereby approves an amendment to the By-Laws of the Company which is attached hereto and which results in the establishment of the position of Chairman of the Board of Directors.
     Dated this 25th day of April 1982.

/s/ John J. Bennett
John J. Bennett

/s/ Jill B. Howard
Jill B. Howard

/s/ John E. Bankert, Jr.
John E. Bankert, Jr.

/s/ Frederick J. Kelley
Frederick J. Kelley

ANADAC, INC.
Consent in Writing of All Shareholders
in Lieu of Special Meeting of Shareholders
     The undersigned, being all of the shareholders of ANADAC, Inc. pursuant to paragraph 13.1-28 of the Code of Virginia, hereby consent in writing to the following action as and for the action of the shareholders in lieu of a special meeting thereof:
     RESOLVED: that Article III, Section 1 of the By-Laws of ANADAC, Inc. be amended to state that the number of directors of the corporation shall be at least three, but not more than nine.
     Dated this 28th day of December 1980.

/s/ John J. Bennett
John J. Bennett

/s/ Jill B. Howard
Jill B. Howard

CONSENT OF
THE BOARD OF DIRECTORS OF
ANADAC, INC.
     Pursuant to the provisions of Section 13.1-685 of the Virginia Stock Corporations Act, the Board of Directors of ANADAC, INC. (the “Corporation”), a Virginia corporation, hereby does adopt the following preambles and resolutions by the unanimous consent of the members of the Board of Directors.
I. ARTICLES OF AMENDMENT
     WHEREAS, the Board of Directors of the Corporation deems it to be desirable and in the best interest of the Corporation for the Corporation to amend its Articles of Incorporation by adopting the amendments (each, an “Amendment”) set forth in the draft Articles of Amendment, a copy of which is attached hereto as Exhibit 1 (the “Articles of Amendment”).
     NOW, THEREFORE, BE IT RESOLVED, the Board of Directors hereby approves each of the Amendments set forth in the Articles of Amendment.
     FURTHER RESOLVED, the Board of Directors hereby directs that each of the Amendments be submitted for approval by the shareholders of the Corporation at the next annual meeting of shareholders.
     FURTHER RESOLVED, the Board of Directors hereby recommends that each of the Amendments be approved by the shareholders of the Corporation.
     FURTHER RESOLVED, the Board of Directors hereby authorizes and directs appropriate officers of the Corporation to give notice to each shareholder of the Corporation, in accordance with applicable provisions of law, that the shareholders will consider and vote upon each of the Amendments at the next annual meeting of shareholders.

     FURTHER RESOLVED, that the Board of Directors hereby authorizes and directs appropriate officers of the Corporation to take any and all further action deemed necessary or appropriate by such officers to complete and file the Articles of Amendment and make the Amendments effective under applicable law.
II. BYLAW REVISIONS
     WHEREAS, the Board of Directors deems it to be desirable and in the best interests of the Corporation (a) to amend certain provisions of the Corporation’s Bylaws, and as amended to restate the Bylaws, as set forth in the draft Bylaws attached hereto as Exhibit 2 (the “New Bylaws”), and (b) to make all of the amendments to the Bylaws effective as of the date of this Consent, except for the amendment to Article III, Section 3, changing the term for directors from one year to three years, which amendment shall be effective as of August 16, 1988.
     NOW, THEREFORE, BE IT RESOLVED, the Board of Directors hereby approves and adopts the New Bylaws to replace the existing Bylaws of the Corporation, effective as of the date of this Consent, except for the amendment to Article III, Section 3, changing the term of directors from one year to three years, which shall be effective as of August 16, 1988.
     WHEREAS, Article III, Section 2 of the New Bylaws provides that the number of directors of the Corporation shall be between three and nine, with the specific number of directors to be determined by the Board of Directors within such limits.
     NOW, THEREFORE, BE IT RESOLVED, the Board of Directors hereby determines that the number of directors of the Corporation shall be six.
     FURTHER RESOLVED, the Board of Directors hereby nominates each current director of the Corporation to stand for election as a director at the next annual meeting of shareholders
III. ANNUAL MEETING AND RECORD DATE
     RESOLVED, the Board of Directors hereby determines that the annual meeting of shareholders shall be held on August 15, 1988.
     FURTHER RESOLVED, the Board of Directors hereby establishes June 27, 1988 as the record date for determining

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shareholders of record entitled to vote at such annual meeting.
     FURTHER RESOLVED, that the officers of this Corporation, or any of them be and they hereby are authorized and directed to take any and all other action which may be necessary and desirable to effectuate the actions approved by the foregoing resolutions, and their acts and deeds in so doing shall be conclusively presumed to be the acts and deeds of this Corporation.
Date: As of June 27, 1988

DATE OF SIGNATURE:	DIRECTORS:

August 9, 1988	/s/ John J. Bennett John J. Bennett

August 9 , 1988	/s/ Harrison N. Walther Harrison N. Walther

August 9, 1988	/s/ John E. Bankert John E. Bankert

August 9, 1988	/s/ Theodore J. Marcucilli Theodore J. Marcucilli

August 1, 1988	/s/ Dennis J. Riley Dennis J. Riley

August 10, 1988	/s/ Bonnie K. Wachtel Bonnie K. Wachtel

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